Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

                             **IMPORTANT REMINDER**


                                 August 29, 2001


Dear Fellow Limited Partner:

     We previously have mailed to you consent materials relating to Real Estate Associates Limited VI (the "Partnership") that are scheduled to expire on September 14, 2001.

         Your vote for this important consent has yet not been received

     Although the votes we have received to date have been overwhelmingly in favor of removing NAPICO as the general partner, we still need your support to reach the majority of units needed. As an owner of a large number of units in the partnership, your vote is critical.

     We have undertaken this effort to remove NAPICO at our own expense. We believe our vocal, lead role in this effort has resulted in a retaliatory lawsuit meant to discourage us. We, however, remain committed. Through our affiliate, New G.P., L.L.C., we hope to become the new general partner so that we may distribute the remaining cash in the Partnership, lower the management fees and liquidate the Partnership, (contingent on a review of the Partnership's books and records and review of the partnership's investments).

     In an effort to minimize costs and to bring positive change at the Partnership, we ask for your support by signing, dating and returning the enclosed GREEN consent form as soon as possible.

     We thank you for your support.

                                       Very Truly Yours,
                                       Bond Purchase, L.L.C.


                                       By: /s/ David L. Johnson
                                               David L. Johnson, Member


This letter is being delivered to the 100 largest limited partner unit holders, who have not responded to our consent solicitation, on or about August 29, 2001.

                    YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

                               (Form of Consent)

                        Real Estate Associates Limited VI
              a California Limited Partnership (the "Partnership")
                           CONSENT OF LIMITED PARTNER

            THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, LLC

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH
MATTER.  THIS  CONSENT  IS  VALID  FROM THE DATE OF ITS  EXECUTION  UNLESS  DULY
REVOKED.

  THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT.

The undersigned has received the Consent Solicitation Statement dated June 8, 2001, as amended August 2, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), seeking the approval by written consent of the following proposals:

(1)  the  removal  of  the  current  general  partners,   National   Partnership
Investments Corp., a California corporation and National Partnership Investment Associates, a California limited partnership; and

(2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                      FOR   AGAINST    ABSTAIN


1. Removal of General Partners                [ ]     [ ]      [ ]

2. Continuation of the Partnership and        [ ]     [ ]      [ ]
   election of new general partner, New G.P.

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent).

                                         Dated: _______________________, 2001
                                              (Important - please fill in)

                                         _______________________________________
                                                                 Signature/Title

                                         _______________________________________
                                                                 Signature/Title

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                                                                Telephone Number